                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                      STATE OF OTHER
                                     JURISDICTION OF           OTHER NAMES UNDER
                                      CORPORATION OR            WHICH SUBSIDIARY
  NAME OF SUBSIDIARY                   ORGANIZATION              DOES BUSINESS

Kirkland's Stores, Inc.                 Tennessee
kirklands.com, inc.                     Tennessee